Common Stock                             Common Stock
                  Number           Embrex Inc. logo          Shares
                                     goes here

          INCORPORATED UNDER THE LAWS                    SEE REVERSE FOR
         OF THE STATE OF NORTH CAROLINA                 CERTAIN DEFINITIONS

                                                            CUSIP 290817 10 5

       This Certifies that                                    is the owner of



             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                         $0.01 PAR VALUE PER SHARE, OF
Embrex, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.
   In Witness Whereof, the Corporation has caused this certificate to be signed in facsimile by its authorized officers and its facsimile seal to be hereunto affixed.

                              CERTIFICATE OF STOCK


Dated:

/s/ Don T. Seaquist                   /s/ Randall L. Marcuson
Secretary                                         President

                   Embrex Inc. Corporate Seal goes here

COUNTERSIGNED:
             BRANCH BANKING & TRUST COMPANY
                                           TRANSFER AGENT

BY

                                           AUTHORIZED SIGNATURE

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                                  Embrex, Inc.

    This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between EMBREX, INC. and BRANCH BANKING AND TRUST COMPANY, dated as of March 21, 1996 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of EMBREX, INC. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights will expire on the Close of Business on March 21, 2006 unless redeemed prior thereto. EMBREX, INC. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such person or by any subsequent holder, may become null and void.
    KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE
ISSUANCE OF A REPLACEMENT CERTIFICATE.
    The record holder of this Certificate may obtain from the Secretary of the Corporation, upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares authorized to be issued so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.
_______________________________________________________________________________

    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM-as tenants in common   UNIF GIFT MIN ACT-__________ Custodian ________
 TEN ENT-as tenants by the entireties               (Cust)              (Minor)
  JT TEN-as joint tenants with                    under Uniform Gifts to Minors
         right of survivorship and                Act _________________________
         not as tenants in common                           (State)

    Additional abbreviations may also be used though not in the above list.

  For Value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________
______________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________________________________________
________________________________________________________________ Attorney to
transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated, ___________________________

                                       X ______________________________________
                                       NOTICE: THE SIGNATURE TO THIS
                                       ASSIGNMENT MUST CORRESPOND WITH THE NAME
                                       AS WRITTEN UPON THE FACE OF THE
                                       CERTIFICATE, IN EVERY PARTICULAR,
                                       WITHOUT ALTERATION OR ENLARGEMENT, OR ANY
                                       CHANGE WHATSOEVER.


SIGNATURE GUARANTEED: _______________________________

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